Exhibit 99.1

FastFunds Financial Corporation Announces the Closing of Revenue Producing Security Company with Government and State Affiliated Contracts and Plans for Rollout of Services into Cannabis Market

FastFunds Financial Corporation ("FastFunds" or the "Company") (OTC Pink: FFFC) and its wholly-owned subsidiaries, Cannabis Angel, Inc., and The 420 Development Corporation, announce the closing of the Brawnstone Security, LLC (“Brawnstone”) acquisition. Brawnstone is a licensed armed security, private investigation, security technology solution provider and tactical training company servicing active accounts with several Government affiliated HUD housing establishments, schools, and industrial facilities across the Ohio region. The unaudited financial statements furnished by Brawnstone, and based on management’s opinion, show a projected revenue run rate exceeding $1 million for 2014.

Additional information pertaining to Brawnstone can be found on their websites at:

http://www.brawnstone.com/

http://www.urbancombatacademy.com/

The Company is pleased to announce that all requirements of the due-diligence process have been met, and therefore the closing of this transaction has been finalized. The Company would like to extend its utmost gratitude to the management and staff of Brawnstone for working diligently to complete this transaction in a timely fashion.

As previously mentioned in a July 22, 2014 press release, management and staff of the Company are working towards transitioning part of Brawnstone’s existing marketing efforts towards securing a client base within the cannabis industry. Over the next several years, as legalization takes effect in several other States, the Company hopes to position itself as a major competitor within the industry by offering solutions to businesses competing within the cannabis industry, such as armed security and asset protection. Details of this planned roll out will be released to shareholders of the Company in the coming weeks as developments materialize.

“We are pleased to have completed the acquisition of Brawnstone. The closing of this transaction brings us one step closer to realizing our vision behind the formation of The 420 Development Corporation. Our positioning and strategy moving forward as a going concern demonstrates our ability to maximize shareholder value. Our goal in continuing to acquire operational, revenue producing companies with sustainable long-term business models, and transitioning their existing operations and marketing efforts towards the cannabis industry, will solidify our position within this space for years to come. The vertical markets that we are concentrating on are necessary components to all businesses competing within the cannabis market, and the completion of the Brawnstone acquisition will leverage our ability to move forward and capture a controlling interest in companies that fit our core areas of focus,” commented Mr. Henry Fong, President and CEO of FastFunds Financial Corporation.

“We are excited to have completed this transaction with FastFunds. Being part of a public company will provide us the financing we need to grow our existing business and also compete within the cannabis industry. We’ve built a solid business with leading industry professionals being part of our team. We look forward to working with the management and staff of FastFunds to capitalize on these tremendous opportunities moving forward,” commented Mr. Daniel Unsworth, President and Founder of Brawnstone Security, LLC.

Shareholders of the Company can expect to receive regular updates pertaining to these and other developments in the coming weeks.

About FastFunds Financial Corporation

FastFunds Financial Corporation is a holding company that is publicly traded on the Pink Sheets exchange, under the symbol "FFFC." The Company currently operates in the financial services industry segment with a single credit card services portfolio. The Company is currently seeking new business opportunities to diversify and complement its current services and products, to enhance its technical capabilities and to offer growth opportunities to its stockholders. The Company recently announced the formation of Cannabis Angel, Inc., a company involved in providing financing alternatives, corporate finance and general management consulting services to early-stage cannabis companies and related ventures. Most recently, the Company developed and launched GreenEnergyMedia.TV. This new website acts as an interactive social media hub that caters exclusively to providing the medical and recreational marijuana communities with access to several hundred news and social media feeds in real-time.

FORWARD-LOOKING STATEMENTS

This news release may include "forward-looking statements" regarding FastFunds Financial Corporation, and its subsidiaries, business and project plans. Such forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where FastFunds Financial Corporation expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. FastFunds Financial Corporation does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For Further Information Please Contact:
FastFunds Financial Corporation & Cannabis Angel, Inc.
Mr. Henry Fong
President and Chief Executive Officer
Phone: (561) 514-9042